UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 19, 2015 (October 13, 2015)

First Data Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11073	47-0731996
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2015 Omnibus Incentive Plan

Effective October 14, 2015, the Board of Directors of First Data Corporation (the “Company”), a Delaware corporation, adopted, and its sole stockholder previously approved, the First Data Corporation 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), a copy of which is attached as Exhibit 10.1 and incorporated herein by reference. The Omnibus Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, other-cash based awards and performance-based awards to employees, directors or other persons having a service relationship with the Company and its subsidiaries. For further information regarding the Omnibus Incentive Plan, see “Management—Compensation Arrangements to be Adopted in Connection with This Offering—First Data Corporation 2015 Omnibus Incentive Plan” in the Company’s prospectus, dated October 14, 2015, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Prospectus”).

The above description of the Omnibus Incentive Plan is not complete and is qualified in its entirety by reference to Exhibit 10.1.

2015 Employee Stock Purchase Plan

Effective October 14, 2015, the Company’s Board of Directors adopted, and its sole stockholder previously approved, the First Data Corporation 2015 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached as Exhibit 10.2 and incorporated herein by reference. The ESPP provides certain employees of the Company and its designated affiliates with an opportunity to purchase the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), through accumulated payroll deductions. For further information regarding the ESPP, see “Management—Compensation Arrangements to be Adopted in Connection with This Offering—First Data Corporation 2015 Employee Stock Purchase Plan” in the Prospectus.

The above description of the ESPP is not complete and is qualified in its entirety by reference to Exhibit 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated in the Company’s Registration Statement on Form S-1 (File No. 333-205750) (the “Registration Statement”), filed with the Securities and Exchange Commission on October 1, 2015, the Company’s Ninth Amended and Restated Certificate of Incorporation (the “Charter”) became effective as of October 19, 2015. The Charter, among other things, provides that the Company’s authorized capital stock consists of 1,600,000,000 shares of Class A Common Stock, 800,000,000 shares of Class B common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.

The Company’s bylaws were also amended and restated as of October 19, 2015, as contemplated in the Registration Statement (the “Bylaws”).

For further information regarding the foregoing and other provisions of the Charter and the Bylaws, see “Description of Capital Stock” in the Prospectus. The Charter and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and such exhibits are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Board of Directors of the Company approved certain actions deemed appropriate to effect the initial public offering (the “Offering”) of the Company’s Class A Common Stock. On October 13, 2015, the following were submitted to and approved by the sole stockholder of the Company by written consent:

•	the Eighth Amended and Restated Certificate of Incorporation of the Company;

•	the Ninth Amended and Restated Certificate of Incorporation of the Company;

•	the First Data Corporation 2015 Omnibus Incentive Plan; and

•	the First Data Corporation 2015 Employee Stock Purchase Plan.

Except for the Eighth Amended and Restated Certificate of Incorporation of the Company, which became effective before the Company registered its Class A Common Stock under the Securities Exchange Act of 1934, as amended, each of the foregoing documents is described in the Prospectus and included as an exhibit hereto.

Item 8.01	Other Events.

On October 14, 2015, the Company priced its Offering of 160,000,000 shares of Class A Common Stock for cash consideration of $16.00 per share ($15.48 per share net of underwriting discounts) to a syndicate of underwriters led by joint-book running managers Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KKR Capital Markets LLC. The Offering of 160,000,000 shares of Class A Common Stock is expected to settle on October 20, 2015, subject to customary closing conditions, and the Company expects to receive approximately $2.5 billion in net proceeds (without giving effect to any exercise of the underwriters’ over-allotment option).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

Date: October 19, 2015	By:	/s/ Adam L. Rosman
	Name:	Adam L. Rosman
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1	Ninth Amended and Restated Certificate of Incorporation of First Data Corporation

3.2	Amended and Restated Bylaws of First Data Corporation (Incorporated by reference to Exhibit 3.2 to First Data Corporation’s Registration Statement on Form S-1 filed on October 1, 2015)

10.1	First Data Corporation 2015 Omnibus Incentive Plan

10.2	First Data Corporation 2015 Employee Stock Purchase Plan